                               SECURITY AGREEMENT

     This Security  Agreement (this "Agreement") is made as of January 31, 2006, between TORTOISE NORTH AMERICAN ENERGY CORPORATION,  a Maryland corporation (the
"Borrower"), and U.S. BANK NATIONAL ASSOCIATION (the "Bank").

                             Preliminary Statements:

     (a) The Bank may now or hereafter extend credit to the Borrower pursuant to a Credit Agreement,  dated on or about the date hereof, between the Borrower and the Bank (as amended,  renewed,  restated,  replaced,  consolidated or otherwise modified from time to time, the "Credit Agreement").  Capitalized terms used and not  defined in this  Agreement  have the  meanings  given to them in the Credit
Agreement.

     (b) To induce the Bank to extend  credit to the  Borrower  pursuant  to the
Credit  Agreement,  the  Borrower  has  agreed  to grant to the Bank a  security interest in certain  existing and future  property to secure all of its existing and future obligations to the Bank,  including,  without limitation,  all of its obligations under the Credit Agreement, the Note and the other Credit Documents.

     NOW,  THEREFORE,  for good  and  valuable  consideration  the  receipt  and sufficiency  of which are hereby  acknowledged  by the  Borrower,  the  Borrower agrees with the Bank as follows:

     1. Security  Interest.  The Borrower grants to the Bank a security interest in all of the  Borrower's  right,  title and  interest in and to the  following, whether such  property or the  Borrower's  right,  title or interest  therein or thereto is now owned or existing or  hereafter  acquired or arising and wherever such property may now or hereafter be located (collectively, the "Collateral"):

     (a)  all investment  property,  including,  without limitation,  securities account  number  291150800  (together  with any related or replacement account,  the "Securities  Account") held at the Bank or any successor
          (in such capacity,  the  "Securities  Intermediary")  and all security entitlements  and all  other  financial  assets  at any time  relating thereto,  together  with all  dividends  and  other  distributions  in respect of the foregoing; and

     (b)  all instruments, accounts and general intangibles; and

     (c)  all proceeds of the foregoing.

     2. Obligations Secured. The security interest above secures the payment and performance  of all  obligations  of the  Borrower  to the  Bank,  whether  such
obligations  are  existing,  future,  direct,  indirect,   acquired,   monetary,
nonmonetary,  liquidated,  unliquidated,  joint,  several,  joint  and  several, contingent  or  otherwise,  and however  created,  incurred or arising,  and all replacements,  renewals,  amendments and other modifications thereof, including, without limitation,  all principal,  interest, fees, expenses and other amounts, if any, owing at any time under the Credit  Agreement,  the Note, this Agreement or the other Credit Documents (collectively, the "Obligations").

     3. Lien Perfection and Protection.  The Borrower represents and warrants to and covenants  with the Bank as follows:  (a) the Borrower is the sole owner and entitlement  holder of the Securities Account and is the only Person who has any right to  withdraw  or to sell,  transfer  or  otherwise  dispose of any monies, security entitlements or other assets in the Securities Account,  except for the
Bank's  rights  under this  Agreement  and the Control  Agreement;  (b) attached hereto as an Exhibit A is a true and accurate  statement  reflecting  all of the assets  held  in  the  Securities  Account  as of the  date  indicated  on such  statement;  (c) the Borrower is a Maryland  corporation;  (d) the Borrower will take such action or cause  others to take such action as is  necessary  for the Bank to obtain  control  under  Articles 8 and 9 of the  applicable  Uniform
Commercial Code of any Collateral at any time consisting of investment property;
(e) if any  Collateral  at any  time  consists  of  promissory  notes  or  other instruments  or tangible  chattel paper,  the Borrower  shall  promptly  deliver possession of such promissory  notes,  other  instruments  and tangible  chattel paper  to the Bank  together  with  such  endorsements  thereto  as the Bank may request;  (f) if any  Collateral  is in the  possession  of a third party at any time,  the Borrower  will join with the Bank in notifying the third party of the
Bank's security  interest and obtaining an  acknowledgment  from the third party that it is  holding  the  Collateral  for the  benefit  of the Bank;  (g) if any
Collateral at any time is of a type that compliance with any statute, regulation or treaty of the United  States is a  condition  to  attachment,  perfection  or priority of, or the Bank's ability to enforce,  the Bank's security  interest in the  Collateral,  the Borrower  shall execute and deliver such  assignments  and other  documents and  authorize  such filings as the Bank may request in respect thereof; and (h) no notice to, consent of or approval by any Person,  including, without limitation,  any issuer of any Collateral or any governmental authority, is necessary for the Borrower to enter into the  transactions  described in this
Agreement or for the Bank to exercise any of its rights or remedies described in this Agreement,  except to the extent the Bank is obligated under applicable law to give any notices to the Borrower in connection  with any foreclosure or other disposition  of the  Collateral.  The parties also  acknowledge  that U.S.  Bank
National  Association recently acquired from Wachovia Bank, National Association and/or  one or more of its  affiliates  (collectively,  "Wachovia")  certain  of
Wachovia's  corporate  trust  and  institutional   custody  lines  of  business,
including its role as custodian and securities  intermediary with respect to the
Securities  Account.  Accordingly,  insofar as the account statement attached as
Exhibit  A  hereto  may  reference  Wachovia,  the  parties  agree  that (i) the securities  account  and  financial  assets  described  therein  are part of the
Collateral encumbered hereby and shall remain so even if such securities account is subsequently  re-numbered or re-named,  and (ii) the securities  intermediary for such securities account is U.S. Bank National Association.

     4. Good Title; No Other Liens. The Borrower  represents and warrants to the
Bank that the  Borrower  owns the  Collateral  and that the Bank has a perfected first priority  security  interest in the Collateral free and clear of any Liens except for Permitted Liens.

     5. Protection of Collateral;  Bank's Rights. The Borrower will (a) maintain possession of the  Collateral at all times (except for such  Collateral as is to be delivered to the Bank pursuant to the terms hereof) and defend the Borrower's title to the Collateral and the Bank's  security  interest  therein  against the claims of all other  persons;  (b) not use, or permit the Collateral to be used, in violation  of any law;  (c) not create or permit any security  interest in or other Lien upon any part of the Collateral,  except for Permitted Liens; (d) not sell or otherwise  transfer or dispose of any  Collateral or any interest of the
Borrower therein (except that, so long as no Event of Default is in effect,  (i)
the Borrower  may sell  security  entitlements  held in the  Securities  Account provided that the proceeds thereof (net of customary brokerage  commissions) are promptly credited to the Securities Account, and (ii) the Borrower may make cash distributions  from the Securities Account to pay operating expenses incurred in the ordinary course of the Borrower's business);  (e) pay when due all taxes and assessments  on the  Collateral;  and (f) deliver to the Bank such  schedules or reports  describing  the  Collateral  and its value and such  other  information regarding the Collateral as the Bank may  reasonably  request from time to time.
The Borrower  authorizes the Bank to file of record such Uniform Commercial Code financing  statements  as the Bank so elects in its  discretion  to perfect  the security  interest granted or purported to be granted pursuant to this Agreement or to otherwise  assure the Bank with respect to its rights and remedies granted or purported to be granted hereunder or otherwise available at law or in equity.

     6. No Liens;  No  Termination  or Transfer of Securities  Account.  Without
limiting any other provisions of this Agreement, the Borrower shall not grant or suffer to exist any security  interest in, claim

or other Lien on any Collateral (including,  without limitation,  the Securities
Account) to secure any  Obligations  except for  Permitted  Liens.  The Borrower shall not terminate or take any action to terminate the  Securities  Account or, except as otherwise provided herein, transfer or take any action to transfer any assets therein in each case without  obtaining the Bank's prior written consent, which  consent may be withheld or  conditioned  in the Bank's sole and  absolute direction.

     7. Bank's Remedies Upon Default.  If an Event of Default is in effect,  the
Bank may (a) declare all or any of the  Obligations  to be  immediately  due and payable by giving notice  thereof to the Borrower,  whereupon  such  Obligations shall become immediately due and payable,  without presentment,  demand, protest or further  notice of any kind,  all of which are hereby waived by the Borrower;
(b) take immediate  possession of the Collateral;  (c) sell or otherwise dispose of all or any Collateral, at public or private sale or sales in lots or in bulk, all as the Bank in its sole discretion deems advisable, or realize on Collateral through  direct  collection to the extent  permitted by applicable  law; and (d)
exercise  any  other  rights  or  remedies  available  at law,  in  equity or by agreement.

     8.  Foreclosure  Sales.  The Borrower  agrees that at least 10 days written notice to the  Borrower  at the  Borrower's  address  of any  public or  private foreclosure  sale or other  disposition  of any  Collateral  shall be reasonable notice thereof,  and that any such sale may be at such locations as the Bank may designate  in such  notice.  All  public  or  private  foreclosure  sales may be adjourned  from time to time by giving oral notice thereof at the time and place of such sale or in such other manner permitted by applicable law. The Bank shall have the right to sell,  lease or otherwise  dispose of any Collateral for cash, credit, or any combination thereof, and the Bank may purchase all or any part of the  Collateral  at any public sale or, if permitted  by law, any private  sale, and, in lieu of actual payment of such purchase  price,  the Bank may setoff and credit the amount of such price against the  Obligations  without  impairing the
Borrower's or any other party's liability for any deficiency in respect thereof.
The proceeds realized from any sale of any Collateral may be applied,  after the
Bank is in receipt of good funds,  as follows:  (a) first,  to the Bank, for all
reasonable  costs  and  expenses,  including,  without  limitation,   reasonable
attorneys'  fees and  expenses,  incurred by the Bank for  collection,  removal, storage, processing,  protection, insurance,  demonstration, sale or delivery of the Collateral,  and for any other Obligations  constituting  costs or expenses;
(b) second, to the Bank, for any Obligations  constituting  interest; (c) third, to the Bank, for any  Obligations  constituting  principal;  (d) fourth,  to the
Bank, for any Obligations  not included in (a) through (c) above;  and (e) fifth and finally,  to any other party,  to the extent it is lawfully  entitled to any remaining  proceeds.  If any deficiency  remains after any foreclosure sale, the
Borrower and any guarantor  shall remain  jointly and severally  liable for such deficiency.

     9. Collection;  Power of Attorney.  If any Collateral consists of accounts, instruments,  general  intangibles,  chattel paper or investment  property,  the
Borrower  irrevocably  appoints the Bank, for so long as any Event of Default is in effect,  as the Borrower's agent and  attorney-in-fact  to collect,  enforce, compromise,  release and  generally  exercise all of the  Borrower's  rights and remedies in respect of such Collateral and any proceeds of the foregoing, and to endorse any checks or other items of payment in respect of such Collateral which come into the Bank's possession or control, in any case either in the Borrower's name or the Bank's name.

     10. Expenses; Bank May Perform;  Indemnification.  Upon demand by the Bank, the  Borrower  shall  pay to the Bank the  amount  of all  reasonable  costs and expenses, including, without limitation, reasonable attorneys fees and expenses, which the Bank incurs  following an Event of Default in connection  with (a) the custody,  preservation,  use of,  or the  sale  of,  collection  from  or  other realization  upon any of the Collateral,  (b) the exercise or enforcement of any of the Bank's rights under this Agreement, or (c) the failure by the Borrower to pay,  perform  or observe  any of the  Borrower's  obligations  under any of the
Credit  Documents or any other  agreement to which the Bank and the Borrower are parties.  So long as any Event of Default is in effect,  the Bank may, but shall not be

obligated, to perform any obligation of the Borrower under this Agreement if the same is not performed by the Borrower in accordance  with the terms hereof.  The
Borrower   irrevocably   appoints   the  Bank  as  the   Borrower's   agent  and
attorney-in-fact,  so long as any  Event  of  Default  is in  effect,  to pay or perform  any  unpaid or  unperformed  obligations  of the  Borrower  under  this
Agreement.  The  Borrower  indemnifies  the Bank  from and  against  any and all claims,  losses and liabilities  now or hereafter  arising out of or relating to this  Agreement  or any  of  the  Obligations  (including,  without  limitation, enforcement of this Agreement and the Bank's exercise of its rights and remedies hereunder),  except for claims,  losses or liabilities resulting solely from the
Bank's gross negligence or willful misconduct.

     11. Securities Laws; Private Sales. The Borrower acknowledges that, because all or part of the  Collateral  may not be registered  under  federal,  state or other securities laws  (collectively,  together with related  federal,  state or other rules and regulations,  "Securities Laws"), or because of the relationship of the  Borrower  to  the  Collateral  or the  issuer  of  all  or  part  of the
Collateral,  or  because  of  other  facts  or  circumstances  which  may now or hereafter  exist,  the Bank's  legal or  practical  ability to  foreclose  on or otherwise dispose of all or any part of the Collateral may be severally limited, or subject to other restrictions,  and that such limitations or restrictions may materially and adversely  affect the price at which, but for such limitations or restrictions, the Collateral could have been sold and/or the manner in which the
Collateral could have been sold.  Because of these limitations and restrictions, the Borrower  agrees that it shall be  commercially  reasonable  for the Bank to dispose of all or any part of the  Collateral  by a private  sale,  even  though there may be a public market for all or part of the  Collateral,  and to dispose of all or part of the Collateral by sale thereof to an investment bank,  broker, market maker or other buyer,  even though such buyer may intend to resell all or part the Collateral it purchased at a price which exceeds the price paid by such buyer or keep such  Collateral  for its own  account,  and even though the price obtained  by  virtue of a  private  sale may be less  than  that  that  could be obtained by a public  auction or, if a public market exists for the  Collateral, by sale thereof in such public market.

     12. Bank's  Duties.  The powers  conferred on the Bank under this Agreement are solely to protect its  interest in the  Collateral  and shall not impose any duty upon it to exercise  any such  powers.  Except for the safe  custody of any
Collateral  in the Bank's  possession  and the  accounting  for monies  actually received  by the Bank  under  this  Agreement,  the Bank  shall  have no duty in respect of any  Collateral nor shall the Bank have any duty to take any steps to preserve any rights against any Collateral or against any person.

     13.  Borrower  Remains Liable.  If any Collateral  consists of contracts or agreements,  (a) the  Borrower  shall  remain  liable  under such  contracts  or agreements  to the extent set forth  therein  to perform  all of the  Borrower's duties thereunder to the same extent as if this Agreement had not been executed,
(b) the exercise by the Bank of any of its rights under this Agreement shall not release the Borrower from any of the Borrower's  duties under any such contracts or agreements, and (c) the Bank shall not have any obligation or liability under such contracts or agreements by reason of this Agreement,  nor shall the Bank be obligated to perform any of the duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     14.  Standards  for  Exercising  Rights and  Remedies.  To the extent  that applicable law imposes duties on the Bank to exercise remedies in a commercially reasonable  manner,  the  Borrower  acknowledges  and  agrees  that  it  is  not commercially  unreasonable for the Bank (a) to fail to incur expenses reasonably deemed  significant by the Bank to prepare  Collateral for  disposition,  (b) to fail to obtain third party  consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party  consents for the  collection  or  disposition  of  Collateral to be collected or disposed of, (c) to fail to exercise  collection  remedies  against account  debtors or other  persons  obligated on Collateral or to fail to remove liens or  encumbrances  on or any  adverse  claims  against  Collateral,  (d) to exercise collection remedies against account debtors and other persons obligated on Collateral  directly or through the use of collection  agencies and other  collection  specialists,  (e) to  advertise  dispositions  of  Collateral through  publications  or  media  of  general  circulation,  whether  or not the
Collateral is of a specialized nature, (f) to contact other persons,  whether or not in the same  business  as the  Borrower,  for  expressions  of  interest  in acquiring  all or any  portion  of the  Collateral,  (g)  to  hire  one or  more professional auctioneers to assist in the disposition of Collateral,  whether or not the Collateral is of a specialized  nature,  (h) to dispose of Collateral by utilizing  internet  sites that  provide  for the auction of assets of the types included in the Collateral or that have the  reasonable  capability of doing so, or that  match  buyers  and  sellers  of  assets,  (i) to  dispose  of assets in wholesale rather than retail markets,  (j) to disclaim  disposition  warranties,
(k) to purchase  insurance  or credit  enhancements  to insure the Bank  against risks of loss, collection or disposition of Collateral or to provide to the Bank a guaranteed return from the collection or disposition of Collateral,  or (l) to obtain the  services  of  brokers,  investment  bankers,  consultants  and other professionals  to assist the Bank in the collection or disposition of any of the
Collateral.  The  Borrower  acknowledges  that the purpose of this Section is to provide  non-exhaustive  indications  of what  actions or  omissions by the Bank would fulfill the Bank's duties under the Uniform  Commercial  Code or other law of any  relevant  jurisdiction  in the Bank's  exercise of remedies  against the
Collateral  and that other  actions or omissions by the Bank shall not be deemed to fail to fulfill such duties solely on account of not being  indicated in this
Section.  Without  limiting  the  foregoing,  nothing in this  Section  shall be construed  to grant any  rights to the  Borrower  or to impose any duties on the
Bank  that  would not have been  granted  or  imposed  by this  Agreement  or by applicable law in the absence of this Section.

     15. Bank's Right to Monitor Securities  Account.  The Borrower  irrevocably authorizes  the Bank at all  times to  monitor  all  aspects  of the  Securities
Account (including,  without limitation, the identity and value of the financial assets  held  therein  and all  trading  and other  transactions  affecting  the
Securities Account) by such on-line or other electronic means as may be provided by the  Securities  Intermediary  from time to time.  The  Borrower  irrevocably authorizes and instructs the Securities  Intermediary  to make such  information and means of access  available to the Bank at all times, and the Borrower hereby indemnifies  the  Securities  Intermediary  for any loss,  damage or expense the
Securities  Intermediary may incur at any time in connection  therewith,  except
for  any  such  loss,   damage  or  expense   arising  out  of  the   Securities
Intermediary's   gross   negligence  or  willful   misconduct.   The  Securities
Intermediary  shall be a  third-party  beneficiary  of this Section and shall be entitled to rely on its provisions without further action on any Person's part.

     16.  Further  Assurances.  The Borrower  agrees to execute and deliver such documents and to take such other action as the Bank may reasonably  request from time to time to  evidence  or further  protect  or  preserve  the Bank's  rights granted or intended to be granted hereby.

     17. Governing Law; Consent to Forum;  Waiver of Jury Trial.  This Agreement
shall be  governed  by the laws of the  State of  Kansas  without  regard to any choice  of law  rule  thereof  which  gives  effect  to the  laws  of any  other jurisdiction.  As part of the consideration for new value this day received, the
Borrower  consents to the  jurisdiction  of any state  court  located in Johnson
County,  Kansas  or any  federal  court  located  in  Wyandotte  County,  Kansas
(collectively,  the "Chosen Forum"), and agrees that all service of process upon the  Borrower  may be made by  certified  or  registered  mail  directed  to the
Borrower  at the  Borrower's  last known  address,  as  reflected  in the Bank's records,  and  service so made  shall be deemed to be  completed  upon  delivery thereto.  The Borrower  waives any  objection to  jurisdiction  and venue of any action  instituted  against the  Borrower  as provided  herein and agrees not to assert any defense based on lack of jurisdiction or venue.  The Borrower further agrees  not  to  assert  against  the  Bank  (except  by  way  of a  defense  or counterclaim in a proceeding initiated by the Bank) any claim or other assertion of  liability  relating to any of the Credit  Documents,  the  Obligations,  the
Collateral or the Bank's actions or inactions in respect of any of the foregoing in any jurisdiction other than the Chosen Forum. To the fullest extent permitted by law, and as separately bargained-for  consideration to

the Bank,  the  Borrower  waives any right to trial by jury (which the Bank also waives) in any action, suit,  proceeding or counterclaim of any kind arising out of or otherwise  relating to any of this Agreement,  the other Credit Documents, the Obligations, the Collateral or the Bank's actions or inactions in respect of any of the foregoing.

     18.  Miscellaneous.  No  amendment  or  waiver  of any  provision  of  this
Agreement  nor  consent  to any  departure  by the  Borrower  herefrom  shall be effective  unless the same shall be in writing and signed by the Bank,  and then such waiver or consent shall be effective only in the specific  instance and for the specific purpose for which given. The section headings herein are solely for convenience and shall not be deemed to limit or otherwise  affect the meaning or scope of any part of this  Agreement.  This document shall be construed  without regard to any  presumption  or rule  requiring  construction  against  the party causing such document or any portion thereof to be drafted.  If any provision of this Agreement  shall be unlawful,  then such provision  shall be null and void, but the remainder of this Agreement shall remain in full force and effect and be binding on the parties.  This Agreement shall be binding upon the successors and assigns  of the  parties,  except  that the  Borrower  may not assign any of the
Borrower's  duties hereunder without obtaining the Bank's prior written consent, which  consent may be withheld in the Bank's sole and absolute  discretion.  The
Bank may assign  any of the Bank's  rights  under this  Agreement  or any of the
Obligations  without the consent of the Borrower.  This Agreement may be validly executed and  delivered by fax or other  electronic  transmission  and in one or more counterpart signature pages.

                          [signature page(s) to follow]

     IN WITNESS WHEREOF,  the parties have entered into this Agreement as of the date written above.

                                       TORTOISE NORTH AMERICAN ENERGY CORPORATION

                                       By:    /s/ Terry Matlack
                                          -------------------------------------
                                            Name: Terry Matlack
                                            Title: Chief Financial Officer

                                       U.S. BANK NATIONAL ASSOCIATION

                                       By:     /s/ Paul A. Tymosko
                                          -------------------------------------
                                             Name: Paul A. Tymosko
                                             Title:  Senior Vice President

                       Security Agreement - Signature Page

                                    Exhibit A

                   (see attached Securities Account statement)

                          Security Agreement -Exhibit A